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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement of DM Management Company and subsidiary, on Form S-8 of our report dated January 30, 1998, on our audits of the consolidated balance sheets of DM Management Company and subsidiary as of December 27, 1997 and December 28, 1996, and the related consolidated statements of operations, change in stockholders' equity and cash flows for the fiscal year ended December 27, 1997, the six months ended December 28, 1996 and each of the two fiscal years in the period ended June 29, 1996, which report is included in its Annual Report on Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P.
                                             ---------------------------------
                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 28, 1998

316811.2